EXHIBIT 31.2


                                  CERTIFICATION



I, Darryl R. Halbert, the Vice President, Chief Financial Officer and Controller of CompX International Inc., certify that:

1) I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of CompX International Inc.; and

2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.


Date:  June 25, 2004

/s/ Darryl R. Halbert
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Darryl R. Halbert
Vice President, Chief Financial Officer and Controller